UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2010

Date of Report (Date of earliest event reported)

Cascade Technologies Corp.

(Exact name of Registrant as specified in its charter)

Wyoming	0-52141	98-0440633
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 N. Robertson Blvd., Suite 427

Beverly Hills, California 90211

 (Address of principal executive offices)

(Zip Code)

(310) 858-1670

Registrant’s telephone number, including area code

8591 Skyline Drive, Los Angeles, California 90046

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Cascade Technologies Corp, a Wyoming corporation (together with its subsidiaries hereinafter referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

Item 1.01 Entry into a Material Definitive Agreement.

The Company has entered into a non-binding letter of intent to acquire all of the assets of AcuNetx, Inc., a Nevada corporation (ANTX.PK.) in exchange for common stock of Cascade. AcuNetx designs, manufactures and markets products that utilize non-invasive optical imaging of the eye for assessing important body functionality ranging from balance testing to fitness for duty to law enforcement.

Completion of this proposed transaction is subject to numerous conditions including, without limitation, further due diligence, receiving shareholder and regulatory approvals, and negotiating and entering into a definitive assets purchase agreement. No assurance can be given that this proposed transaction will be consummated.

Item 9.01    Financial Statements and Exhibits.

On November 2, 2010, the Company issued a press release reporting that has entered into a non-binding letter of intent to acquire all of the assets of AcuNetx, Inc. A copy of that press release is attached to this report as Exhibit 99.1.

  (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cascade Technologies Corp.

Dated: November 5, 2010	By:	/s/ Randall Gates
Randall Gates
Chief Financial Officer

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